DUKE REALTY INVESTMENTS, INC.
                    (an Indiana Corporation)

                      926,280 Common Shares

                         TERMS AGREEMENT

                                               September 11, 1997

TO:       Duke Realty Investments, Inc.
          8888 Keystone Crossing, Suite 1150
          Indianapolis, IN 46240

Attention:     Chairman of the Board of Directors

Ladies and Gentlemen:

     We understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 926,280 shares of common stock (the "Common Stock" (such Common Stock being hereinafter referred to as the "Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the Securities at the purchase price set forth below.

     The Securities shall have the following terms:

Title of Securities:               Common Stock
Number of Shares:                  926,280
Public offering price per share:   $21.50
Purchase price per share:          $20.425
Number of Option Securities:       N/A
Underwriter:                       Smith Barney, Inc.
Additional terms, if any:          In addition to the provisions of Section 9
                                   of the Underwriting Agreement referred to
                                   below, Smith Barney, Inc. may terminate
                                   this Terms Agreement, by notice to the
                                   Company, at any time prior to the Closing
                                   Time if there has occurred
                                   any material adverse change in the
                                   financial markets in the United States or
                                   internationally or any outbreak of
                                   hostilities or escalation of existing
                                   hostilities or other calamity or crisis
                                   the effect of which on the financial
                                   markets of the United States or
                                   internationally is such as to make it, in
                                   the judgment of Smith Barney, Inc.,
                                   impracticable or inadvisable (i) to
                                   commence or continue the offering of the
                                   units of The Equity Focus Trusts - REIT
                                   Portfolio Series, 1997 (the "Trust") to
                                   the public or (ii) to enforce contracts
                                   for the sale of the units of the Trust.
Closing Time, date and location:   September 16, 1997, 10:00 a.m.,
                                   New York City Time,
                                   Rogers & Wells, 200 Park Avenue,
                                   New York, York 10166.

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities -- Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
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

    Please accept this offer no later than six o'clock P.M. (New
York City time) on September 11, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,

                         SMITH BARNEY INC.



                         BY:  /s/ James C. Cowles
                              ----------------------
                              Name:James C. Cowles
                              Title:Managing Director

CONFIRMED AND ACCEPTED:
as of the date first above written

DUKE REALTY INVESTMENTS, INC.



BY:  /s/ Dennis D. Oklak
     -----------------------
     Name:  Dennis D. Oklak
     Title: Vice President and Treasurer




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